UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

835 Proton Rd.

San Antonio, TX 78258

(Address of principal executive
offices)

Copies to:

(210) 679-3550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.              Bankruptcy or Receivership.

On April 16, 2010, certain creditors of MDI, Inc. (the “Company”) filed an involuntary petition in the United States Bankruptcy Court, Western District of Texas, sitting in San Antonio, Texas, pursuant to Chapter 7 of Title 11 of the United States Code. The Company received service of the petition on April 20, 2010. The Company has retained bankruptcy counsel to represent it in the bankruptcy proceedings, and on May 13, 2010, filed a motion to convert the case to one under Chapter 11 of Title 11 of the United States Code.

Item 4.01.              Changes in Registrant’s Certifying Accountant.

On April 20, 2010, the Company received a letter of resignation from Weaver and Tidwell L.L.P., Certified Public Accountants (“Weaver and Tidwell”), as the Company’s independent registered public accountant.

Weaver and Tidwell’s report on the pre-merger surviving company’s (Almana Networks International, Inc.)  June 30, 2009 audited financial statements, and for the period from inception (June 3, 2009) to June 30, 2009 included an explanatory paragraph which noted there was substantial doubt as to its ability to continue as a going concern as Almana Networks International, Inc. is in the development stage, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its business activities.

Since becoming a public company registrant on September 8, 2009 and through September 30, 2009, there were no disagreements with Weaver and Tidwell on any matter of accounting principles or practices or financial statement disclosure, which disagreements, if not resolved to the satisfaction of Weaver and Tidwell would have caused Weaver and Tidwell to make reference to the subject matter of such disagreements in their reports.

Since the Company’s inception (June 3, 2009) through September 30, 2009, there have been no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

The Company has requested that Weaver and Tidwell furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Weaver and Tidwell agrees with the above statements.  A copy of such letter dated April 20, 2010 is attached as an exhibit.

No successor accountant has been selected or engaged.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 4, 2010, Rod Wallace, the Company’s Chief Technology Officer delivered a notice of his termination of his employment for “Good Reason” as defined in that certain Employment Agreement by and between Mr. Wallace and the Company dated as of September 17, 2009 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 29, 2009.

Item 8.01.              Other Events.

Effective March 26, 2010, Padgett Stratemann & Co. LLP (“Padgett Stratemann”) completed its services related to the response made by the Company on March 26, 2010 to comments from the Securities and Exchange Commission. Due to a cash shortage, the Company has not re-engaged Padgett Stratemann to provide any further services. The Company has no internal accounting or finance staff.

Item 9.01               Exhibits and Financial Statements

(d)           Exhibits

Exhibit 16.1          Letter from Weaver and Tidwell, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDI, INC.

Dated: May 14, 2010	By:	/s/ Swaraj Bontula
	Name:	Swaraj Bontula
	Title:	Chief Executive Officer